EXHIBIT 32.02

                  CERTIFICATION BY CHIEF EXECUTIVE OFFICER &
                            CHIEF FINANCIAL OFFICER

       I, Michael Pacult, the Chief Executive Officer and Chief Financial Officer of White Oak Financial Services, Inc. as General Partner of Providence Select Fund, LP, certify that (i) the Form 10K for the year ended December 31, 2005 of Providence Select Fund, LP fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10K for the year ended December 31, 2005 fairly presents, in all material respects, the financial condition and results of operations of Providence Select Fund, LP.


PROVIDENCE SELECT FUND, LP
By:	White Oak Financial Services, Inc., General Partner



By:	/s/ Michael Pacult
	Michael Pacult
	Chief Executive Officer &
	Chief Financial Officer


Date:	March 30, 2006